Exhibit 99.3

Unaudited Pro Forma Condensed Consolidated Financial Information
On March 19, 2016, The Sherwin-Williams Company ("Sherwin-Williams") entered into an Agreement and Plan of Merger (the "Merger Agreement") among Sherwin-Williams, The Valspar Corporation ("Valspar") and Viking Merger Sub, Inc., a wholly owned subsidiary of Sherwin-Williams (“Merger Sub”), pursuant to which Sherwin-Williams agreed to acquire Valspar (the "Acquisition"). Under the terms of the Merger Agreement, each share of Valspar common stock issued and outstanding immediately prior to the effective time of the Acquisition (other than shares held by Valspar, Sherwin-Williams or any of their respective wholly owned subsidiaries, including Merger Sub) will be converted into the right to receive $113.00 in cash, without interest (the “per share merger consideration”). The completion of the Acquisition is subject to customary conditions, including, without limitation, the expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the receipt of other required antitrust approvals.

In order to gain approval from the Federal Trade Commission to complete the Acquisition, Sherwin-Williams expects that it will be required to divest certain assets. If, in connection with obtaining the required regulatory approvals, the parties are required to divest assets of Valspar or Sherwin-Williams representing, in the aggregate, more than $650 million in net sales, which for purposes of such calculation uses net sales for the applicable Valspar assets calculated as of October 30, 2015, regardless of whether Valspar or Sherwin-Williams assets are divested, then the per share merger consideration will be reduced to $105.00 in cash. On April 11, 2017, Sherwin-Williams and Valspar entered into a definitive Asset Purchase Agreement (the “Purchase Agreement”) with Axalta Coating Systems Ltd. to divest the assets related to Valspar’s North American industrial wood coatings business for an aggregate purchase price of approximately $420 million in cash (the "Divestiture"). The closing of the Divestiture pursuant to the Purchase Agreement is expected to occur before the end of the second quarter of 2017, subject to the satisfaction or waiver of certain closing conditions. The Divestiture represents annual net sales below the threshold of $650 million of Valspar 2015 net sales, such that the Acquisition is expected to be completed at a price of $113.00 per share. The completion of the Acquisition remains subject to customary conditions, including, without limitation, the receipt of antitrust approvals. Subject to the satisfaction or waiver of these conditions, Sherwin-Williams expects to complete the Acquisition before the end of the second quarter of 2017.
The following unaudited pro forma condensed consolidated financial information is based on the historical financial information of Sherwin-Williams and Valspar and has been prepared to reflect the proposed Acquisition and related financing transactions and the Divestiture. We intend to finance the Acquisition, including the related payment of fees and expenses with cash on hand and new long-term debt. We have entered into a $7.3 billion Bridge Loan and a $2.0 billion Term Loan as committed financing for the Acquisition; however, we intend to issue new long-term debt prior to the closing of the Acquisition and do not intend to use the Bridge Loan.
The unaudited pro forma condensed consolidated financial information is provided for informational purposes only. The unaudited pro forma condensed consolidated statements of income are not necessarily indicative of operating results that would have been achieved had the Acquisition and the Divestiture been completed as of January 1, 2016 and does not intend to project the future financial results of Sherwin-Williams after the Acquisition and Divestiture. The unaudited pro forma condensed consolidated balance sheet does not purport to reflect what our financial condition would have been had the Acquisition and Divestiture closed on March 31, 2017 or for any future or historical period. The unaudited pro forma condensed consolidated statements of income and balance sheet do not reflect the cost of any integration activities or benefits from the Acquisition and synergies that may be derived.
Sherwin-Williams’ fiscal year ends on December 31, while Valspar utilizes a 52- or 53-week fiscal year that ends on or immediately preceding October 31. The unaudited pro forma condensed consolidated interim balance sheet combines the interim unaudited consolidated balance sheet of Sherwin-Williams as of March 31, 2017 and the unaudited condensed consolidated balance sheet of Valspar as of January 27, 2017. The unaudited pro forma condensed consolidated statement of income for the year ended December 31, 2016 combines the consolidated statement of income of Sherwin-Williams for the year ended December 31, 2016 with the consolidated statement of operations of Valspar for the fiscal year ended October 28, 2016. The interim unaudited pro forma condensed consolidated statement of income for the three months ended March 31, 2017 combines the interim unaudited statement of consolidated income of Sherwin-Williams for the three months ended March 31, 2017 and the interim unaudited condensed consolidated statement of operations of Valspar for the three months ended January 27, 2017.
The unaudited pro forma condensed consolidated financial information should be read in conjunction with the following information:

•	Notes to the unaudited pro forma condensed consolidated financial information.

•	Sherwin-Williams' Current Report on Form 8-K filed March 21, 2016, including the exhibits thereto.

•
Audited consolidated financial statements of Sherwin-Williams as of and for the year ended December 31, 2016, which are included in Sherwin-Williams' Annual Report on Form 10-K for the year ended December 31, 2016, as filed with the SEC.

•
Unaudited interim consolidated financial statements of Sherwin-Williams as of March 31, 2017 and the three months then ended, which are included in Sherwin-Williams’ Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2017, as filed with the SEC.

•
Audited consolidated financial statements of Valspar as of and for the fiscal year ended October 28, 2016, which are included in Valspar’s Annual Report on Form 10-K for the fiscal year ended October 28, 2016, as filed with the SEC.

•
Unaudited interim condensed consolidated financial statements of Valspar as of and for the three months ended January 27, 2017, which are included in Valspar’s Quarterly Report on Form 10-Q for the quarterly period ended January 27, 2017.

Unaudited Pro Forma Condensed Consolidated Statement of Income
(dollars in thousands, except per share data)

	Sherwin-Williams Year Ended December 31, 2016	Valspar Year Ended October 28, 2016	Pro Forma Adjustments		Pro Forma Combined

Net sales	$11,855,602	$4,190,552	$(223,972)	(b)	$15,822,182
Cost of goods sold	5,933,337	2,654,968	(2,591)	(b), (c), (d), (e)	8,585,714

Gross profit	5,922,265	1,535,584	(221,381)		7,236,468
Percent to net sales	50.0%	36.6%			45.7%

Selling, general and administrative expenses	4,159,435	1,006,545	(16,854)	(b), (c), (d), (e)	5,149,126
Percent to net sales	35.1%	24.0%	7.5%		32.5%

Impairment of goodwill and trademarks	10,688				10,688
Interest expense	154,088	90,560	185,019	(a), (d)	429,667
Other	2,821	3,960			6,781

Income before income taxes	1,595,233	434,519	(389,546)		1,640,206
Income taxes	462,530	81,479	(172,752)	(f)	371,257

Net income	$1,132,703	$353,040	$(216,794)		$1,268,949

Net income per common share:
Basic	$12.33	$4.47			$13.82
Diluted	$11.99	$4.36			$13.43

Average shares outstanding - basic	91,838,603	79,009,955			91,838,603

Average shares and equivalents outstanding - diluted	94,488,086	81,019,976			94,488,086

Unaudited Pro Forma Condensed Consolidated Statement of Income
(dollars in thousands, except per share data)

	Sherwin-Williams Three Months Ended March 31, 2017	Valspar Three Months Ended January 27, 2017	Pro Forma Adjustments		Pro Forma Combined

Net sales	$2,761,387	$907,652	$(54,816)	(b)	$3,614,223
Cost of goods sold	1,418,247	597,133	(3,624)	(b), (c), (d), (e)	2,011,756

Gross profit	1,343,140	310,519	(51,192)		1,602,467
Percent to net sales	48.6%	34.2%			44.3%

Selling, general and administrative expenses	1,016,211	235,928	5,420	(b), (c), (d), (e)	1,257,559
Percent to net sales	36.8%	26.0%	(9.9)%		34.8%

Interest expense	25,695	22,544	58,795	(a), (d)	107,034
Other	(5,371)	(676)			(6,047)

Income before income taxes	306,605	52,723	(115,407)		243,921
Income taxes	67,453	11,976	(47,598)	(f)	31,831

Net income	$239,152	$40,747	$(67,809)		$212,090

Net income per common share:
Basic	$2.58	$.51			$2.29
Diluted	$2.53	$.50			$2.24

Average shares outstanding - basic	92,550,559	79,269,937			92,550,559

Average shares and equivalents outstanding - diluted	94,541,859	81,341,377			94,541,859

Unaudited Pro Forma Condensed Consolidated Balance Sheet
(In thousands, except share data)

	Sherwin-Williams March 31, 2017	Valspar January 27, 2017	Pro Forma Adjustments		Pro Forma Combined
Assets
Current assets:
Cash and cash equivalents	$1,017,808	$154,562	$(990,000)	(a), (b)	$182,370
Accounts receivable, less allowance	1,356,851	691,731	(22,503)	(b)	2,026,079
Inventories:
Finished goods	1,069,673	312,504	107,534	(b)	1,489,711
Work in process and raw materials	178,015	194,058	(10,420)	(b)	361,653
	1,247,688	506,562	97,114		1,851,364
Other current assets	254,317	151,167	(30,865)	(b), (e)	374,619
Total current assets	3,876,664	1,504,022	(946,254)		4,434,432

Goodwill	1,129,783	1,262,481	4,129,415	(b)	6,521,679
Intangible assets	252,934	608,095	6,125,641	(b)	6,986,670
Deferred pension assets	224,212				224,212
Other assets	442,215	125,641	30,622	(b), (e)	598,478
Property, plant and equipment, net	1,063,095	657,870	162,878	(b)	1,883,843
Total Assets	$6,988,903	$4,158,109	$9,502,302		$20,649,314

Liabilities and Shareholders’ Equity
Current liabilities:
Short-term borrowings	$41,909	$136,562	$—		$178,471
Accounts payable	1,221,778	524,559	(15,828)	(b)	1,730,509
Current portion of long-term debt	700,786	150,107	—		850,893
Other accruals	974,529	368,550	(9,597)	(b)	1,333,482
Total current liabilities	2,939,002	1,179,778	(25,425)		4,093,355

Long-term debt	1,211,512	1,543,302	7,994,997	(a), (b)	10,749,811
Postretirement benefits other than pensions	252,031				252,031
Other long-term liabilities	521,008	366,668	2,601,091	(b)	3,488,767

Total shareholders’ equity	2,065,350	1,068,361	(1,068,361)	(b)	2,065,350

Total Liabilities and Shareholders’ Equity	$6,988,903	$4,158,109	$9,502,302		$20,649,314

Notes to Unaudited Pro Forma Condensed Consolidated Financial Information

1. Basis of Presentation
The unaudited pro forma condensed consolidated financial information presented here is based on the historical financial information of Sherwin-Williams and Valspar, as previously provided in or derived from filings with the SEC. The unaudited pro forma condensed consolidated balance sheet combines the interim unaudited consolidated balance sheet of Sherwin-Williams as of March 31, 2017 and the interim unaudited condensed consolidated balance sheet of Valspar as of January 27, 2017. The unaudited pro forma condensed consolidated statement of income for the year ended December 31, 2016 combines the statement of consolidated income of Sherwin-Williams for the year ended December 31, 2016 with the consolidated statement of operations of Valspar for the fiscal year ended October 28, 2016. The interim unaudited pro forma statement of condensed consolidated income for the three months ended March 31, 2017 combines the interim unaudited statement of consolidated income of Sherwin-Williams for the three months ended March 31, 2017 and the interim unaudited condensed consolidated statement of operations of Valspar for the three months ended January 27, 2017.
Pro forma adjustments reflected in the unaudited pro forma condensed consolidated balance sheet are based on items that are directly attributable to the proposed Acquisition and related financings and the Divestiture that are factually supportable. Pro forma adjustments reflected in the unaudited pro forma condensed consolidated statements of income are based on items directly attributable to the proposed Acquisition and related financings, and that are factually supportable and expected to have a continuing impact on Sherwin-Williams.
At this time, Sherwin-Williams has not completed a detailed valuation analyses to determine the fair values of Valspar’s assets and liabilities. Accordingly, the unaudited pro forma condensed consolidated financial information includes a preliminary allocation of the purchase price based on assumptions and estimates that, while considered reasonable under the circumstances, are subject to changes, which may be material. Additionally, Sherwin-Williams has not yet completed the due diligence necessary to identify all of the adjustments required to conform Valspar’s accounting policies to Sherwin-Williams' accounting policies or to identify other items that could significantly impact the purchase price allocation or the assumptions and adjustments made in preparation of this unaudited pro forma condensed consolidated financial information. Upon completion of detailed valuation analyses, there may be additional increases or decreases to the recorded book values of Valspar’s assets and liabilities, including, but not limited to brands, trademarks and other intangible assets and assumed debt that will give rise to future amounts of depreciation and amortization expense that are not reflected in this unaudited pro forma condensed consolidated financial information. Accordingly, once the necessary due diligence has been performed, the final purchase price has been determined and the purchase price allocation has been completed, actual results may differ materially from the information presented in this unaudited pro forma condensed consolidated financial information. Additionally, the unaudited pro forma condensed consolidated statements of income do not reflect the cost of any integration activities or benefits from the Acquisition and synergies that may be derived from any integration activities, both of which may have a material effect on the consolidated results of income in periods following the completion of the Acquisition.
Certain amounts in Valspar's historical financial statements have been reclassified to conform to Sherwin Williams' presentation.
2. Unaudited Pro Forma Condensed Consolidated Financial Information Compared to Historical Financial Information
The unaudited pro forma condensed consolidated statement of income for the fiscal year ended December 31, 2016 combines the consolidated statement of income of Sherwin-Williams for the year ended December 31, 2016 with the consolidated statement of operations of Valspar for the fiscal year ended October 28, 2016. The unaudited pro forma condensed consolidated statements of income include adjustments made to historical financial information that were calculated assuming the Acquisition had been completed as of January 1, 2016. The unaudited pro forma condensed consolidated financial information does not include the impact of potential cost savings or other operating efficiencies that could result from the Acquisition.
The interim unaudited pro forma condensed consolidated statement of income for the three months ended March 31, 2017 combines the interim unaudited statement of consolidated income of Sherwin-Williams for the three months ended March 31, 2017 with the interim unaudited condensed consolidated statement of operations of Valspar for the three months ended January 27, 2017. The interim unaudited pro forma condensed consolidated statements of income include adjustments made to historical financial information that were calculated assuming the Acquisition had been completed as of January 1, 2016. The interim unaudited pro forma condensed consolidated financial information does not include the impact of potential cost savings or other operating efficiencies that could result from the Acquisition.
The unaudited pro forma condensed consolidated balance sheet combines the interim unaudited consolidated balance sheet of Sherwin-Williams as of March 31, 2017 and the interim unaudited condensed consolidated balance sheet of Valspar as of January 27, 2017. The unaudited pro forma condensed consolidated balance sheet includes adjustments made to historical financial information that were calculated assuming the Acquisition had been completed as of March 31, 2017. We have based the unaudited pro forma adjustments upon available information and certain assumptions that we believe are reasonable under the circumstances. The adjustments reflect our preliminary estimates of the purchase price allocation, which may change materially upon finalization of appraisals and other valuation studies that are in process.
The following items resulted in adjustments reflected in the unaudited pro forma condensed consolidated financial information:
(a) The unaudited pro forma condensed consolidated balance sheet reflects the cash proceeds and debt liability from the expected issuance of new long-term debt, including the expected completion of an exchange of new Sherwin-Williams notes for Valspar's current outstanding long-term debt with principal amounts of approximately $1.550 billion. Certain adjustments related to the debt exchange have not been made because they cannot be estimated. The unaudited pro forma condensed consolidated income statement reflects the estimated interest expense on the new debt expected to be issued. The rates shown below reflect management's current estimates of the interest rates for the new long-term debt. A change of 0.125% in the interest rate would change interest expense on a pro forma basis by $2.5 million for the three months ended March 31, 2017 and $10.0 million for the year ended December 31, 2016.

(in millions, except rate data)
			Estimated Interest Expense
	Assumed Weighted Average Interest Rate	Balance	Three Months Ended March 31, 2017	Year Ended December 31, 2016

Term loan	2.75%	$2,000	$14	$55
Senior notes	3.45%	6,000	52	207
Debt issuance costs		(50)	1	4
Amortization of interest rate lock unrealized gain			(3)	(8)
Total		$7,950	$64	$258

(b) The unaudited pro forma condensed consolidated balance sheet reflects the expected purchase price of the Acquisition and a preliminary allocation of the purchase price based on assumptions and estimates that, while considered reasonable under the circumstances, are subject to changes, which may be material. The unaudited pro forma condensed consolidated balance sheet and income statements include the estimated impact of the Divestiture. The assumed common stock shares outstanding of Valspar, including accelerated vested stock compensation shares, is estimated to be approximately 83 million shares to be purchased at $113 per share, per the Merger Agreement. As a result, the estimated purchase price for the closing of the Acquisition will be approximately $9.4 billion. The purchase price will be primarily allocated to finite lived intangible assets along with goodwill and infinite lived intangible assets. Finite-lived intangible assets are expected to be amortized over weighted average lives of approximately 20 years. The purchase accounting adjustment of approximately $2.6 billion in Other long-term liabilities is primarily related to estimated deferred tax liability.
(c) The unaudited pro forma condensed consolidated income statements include pro forma adjustments for estimated amortization expense resulting from the purchase accounting valuation adjustments (see (b)).
(d) The unaudited pro forma condensed consolidated income statements include pro forma adjustments for costs directly associated with the Acquisition, including financing fees and advisory and other professional services.
(e) The unaudited pro forma condensed consolidated balance sheet and income statements include pro forma adjustments to align Valspar's accounting policies with those of Sherwin-Williams. Included in these adjustments is the reclassification of Valspar's research and development costs from Selling, general and administrative expense to Cost of goods sold. Also, the adjustments to Valspar's financial statement amounts include the adoption of ASU No. 2016-09 which reduced Income taxes by $14.6 million for the year ended December 31, 2016.
(f) The unaudited pro forma adjustments to Income taxes have been calculated using the applicable statutory rates in effect during the respective periods.